Exhibit 99.1
Pactiv Commences Tender Offer for Its 5.875% Notes due July 15, 2012 and 6.400% Notes due January 15, 2018 and Related Consent Solicitation
LAKE FOREST, Ill. — October 4, 2010 — Pactiv Corporation (NYSE: PTV), a leader in the consumer and foodservice packaging markets, announced today that it commenced tender offers for any and all of its 5.875% Notes due July 15, 2012 in an aggregate principal amount of $250 million (the “2012 Notes”) and any and all of its 6.400% Notes due January 15, 2018 in an aggregate principal amount of $250 million (the “2018 Notes” and, together with the 2012 Notes, the “Notes”) and related consent solicitations. The tender offers and consent solicitations are being conducted in connection with the pending acquisition of Pactiv by Reynolds Group Holdings Limited (“Reynolds Group”). The tender offers and consent solicitations are conditioned on consummation of the merger transaction, which is itself subject to customary closing conditions, including approval by Pactiv’s stockholders and foreign regulatory approvals.
Under the terms of the tender offers and consent solicitations, the total consideration to be paid for each validly tendered Note will be equal to $1,012.50 per $1,000 principal amount of Notes, plus accrued and unpaid interest to the date of settlement (which Pactiv intends to coincide with the closing of the merger transaction). The total consideration includes an early tender premium of $10.00 per $1,000 principal amount of Notes and a consent fee of $2.50 per $1,000 principal amount of Notes, payable only to holders who tender their Notes and validly deliver their consents prior to 5:00 p.m., New York City time, on October 18, 2010 (the “Early Tender/Consent Deadline”) (without validly withdrawing such Notes or revoking such consents). Holders who validly tender their Notes after the Early Tender/Consent Deadline (and do not validly withdraw such Notes) will only receive the principal amount of Notes tendered, plus accrued and unpaid interest to the date of settlement. Holders that validly tender Notes will be deemed to have delivered consents with respect to the aggregate principal amount of the Notes so tendered. Holders that validly tender Notes prior to the Early Tender/Consent Deadline (and do not validly withdraw such Notes) will be eligible to receive the consent fee in respect thereof (in addition to the early tender premium).
Holders may deliver consents without tendering their Notes. Holders who deliver consents without tendering the related Notes prior to the Early Tender/Consent Deadline (and do not validly revoke such consents) will be eligible to receive the consent fee of $2.50 per $1,000 principal amount of Notes. The consent deadline is 5:00 p.m., New York City time, on October 18, 2010, unless extended or earlier terminated.
The withdrawal and revocation deadline is 5:00 p.m., New York City time, on October 18, 2010, unless extended or earlier terminated. The tender offers will expire at 8:00 a.m., New York City time, on November 2, 2010, unless extended or earlier terminated. As

Pactiv intends for the date of settlement to coincide with the closing of the merger transaction, Pactiv will extend the expiration time and, consequently, the final acceptance date for tenders as necessary for this to occur.
In connection with the tender offers, Pactiv is also seeking consents to eliminate the “change of control” covenants contained in the global notes and indentures governing the Notes. The Change of Control Offer (as defined in the indentures governing the Notes) covenants require Pactiv to make an offer to each holder of Notes to repurchase all or any part of such holder’s Notes if a Change of Control Triggering Event (as defined in the indentures governing the Notes) occurs. If the merger transaction is consummated, a Change of Control Triggering Event is expected to occur. Holders who do not deliver consents prior to the Early Tender/Consent Deadline will not receive a consent fee, even though the proposed amendments, if adopted, will bind all holders of each series of Notes.
In the event that Pactiv does not receive the requisite consents with respect to one or more series of the Notes prior to the thirtieth day prior to the anticipated closing date of the merger transaction, Pactiv will conduct a Change of Control Offer for the applicable series of Notes, with the settlement of such Change of Control Offer expected to occur on the closing date of the merger transaction.
Pursuant to the terms of the merger agreement, the funds necessary to enable Pactiv to consummate the tender offers and consent solicitations will be funded by amounts provided by Reynolds Group or one of its subsidiaries.
Pactiv reserves the right to terminate or amend in any respect any or all of the tender offers and consent solicitations.
Pactiv has engaged Credit Suisse Securities (USA) LLC (“Credit Suisse”) as Dealer Manager for the tender offers and as Solicitation Agent for the consent solicitations. Persons with questions regarding the tender offers and consent solicitations should contact Credit Suisse at (800) 820-1653 (toll free) or (212) 538-2147 (collect). Requests for copies of the Offer to Purchase and Consent Solicitation Statement or other tender offer materials may be directed to D.F. King & Co., Inc., the Information Agent, at (800) 714-3312 (toll free) or (212) 269 5550 (collect).
This news release is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell Pactiv’s 5.875% Notes due July 15, 2012 or 6.400% Notes due January 15, 2018. The tender offers and consent solicitations are being made only pursuant to the offer to purchase and consent solicitation statement, consent and letter of transmittal and related materials that Pactiv will be distributing to noteholders promptly. Noteholders and investors should read carefully the offer to purchase and consent solicitation statement, consent and letter of transmittal and related materials because they contain important information, including the various terms of and conditions to the tender offers and consent solicitations.

Important Information
In connection with the proposed merger, Pactiv filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) on August 30, 2010. The preliminary proxy statement is not yet final and will be amended. INVESTORS AND STOCKHOLDERS OF PACTIV ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE VERSION THEREOF WHEN IT BECOMES AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT PACTIV AND THE PROPOSED MERGER. The definitive proxy statement in connection with the proposed merger will be mailed to the stockholders of Pactiv. The preliminary proxy statement, the definitive proxy statement (when it becomes available), other relevant materials (when they become available), and any other documents filed by Pactiv with the SEC, may be obtained, without charge, from the SEC’s website at www.sec.gov or by request to Pactiv Corporation, Attention Corporate Secretary, 1900 W. Field Court, Lake Forest, IL 60045; 866-456-5439; www.pactiv.com.
Certain Information Regarding Participants
Pactiv and its executive officers, directors and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Pactiv in connection with the proposed merger. Information about the executive officers and directors of Pactiv and their ownership of Pactiv common stock is set forth in the preliminary proxy statement filed by Pactiv on August 30, 2010.
Cautionary Statements
Statements about the expected timing, completion, and effects of the proposed tender offer and consent solicitation constitute forward-looking statements. A variety of factors could cause actual results to differ materially from those projected in the forward-looking statements, including, with respect to the proposed merger transaction with Reynolds Group, failure to obtain stockholder approval, failure of financing, or failure to satisfy other closing conditions. More detailed information about other risks and uncertainties is contained in Pactiv’s Annual Report on Form 10-K at page 23 filed with the SEC as revised and updated by Forms 10-Q and 8-K as filed with the Commission.
About Pactiv
Pactiv Corporation (NYSE: PTV) is a leader in the consumer and foodservice/food packaging markets it serves. With 2009 sales of $3.4 billion, Pactiv derives more than 80 percent of its sales from market sectors in which it holds the No. 1 or No. 2 market-share position. Pactiv’s Hefty® brand products include waste bags, slider storage bags, disposable tableware, and disposable cookware. Pactiv’s foodservice/food packaging offering is one of the broadest in the industry, including both custom and stock products in a variety of materials. For more information, visit www.pactiv.com.
About Reynolds Group Holdings Limited
Reynolds Group Holdings Limited is a leading global manufacturer and supplier of consumer food and beverage packaging and storage products and operates through five primary segments: SIG, Evergreen, Reynolds Consumer, Reynolds Foodservice and Closures. Reynolds Group Holdings Limited is based in Auckland, New Zealand. Additional information regarding Reynolds Group Holdings Limited is available at www.reynoldsgroupholdings.com.

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